EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 14, 2008, in the Registration Statement (Form S-1, Amendment No. 2) and related Prospectus of Source Photonics, Inc. dated May 8, 2008.

Woodland Hills, California
May 5,  2008